STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 6, 2022, by and between Livento Group LLC, a Delaware Corporation ("Purchaser") and NuGene International Inc. a Nevada Corporation ("Company") and/Milan Hoffman ("Seller"). The Purchaser, Company, and Seller are sometimes collectively referred to as the "Parties". Frank J. Hariton, Esq. ("Escrow Agent") is party to this agreement solely in the capacity as escrow agent to the Parties.

RECITALS

WHEREAS, the Seller owns and wishes to sell:

B: 100 (One Hundred) shares of Super Voting Rights Series A Super Voting Preferred Shares ("A Preferred")
C: 5,000,000 (Twenty million) Preferred C Shares (C Preferred") (The Common Shares, A Preferred and C Preferred are sometimes hereinafter referred to collectively as the "Shares".)

WHEREAS, the Seller proposes to sell the Shares to the Purchaser on the terms set forth herein and Purchaser wishes to purchase the Shares from the Seller on the terms set forth herein.

IN CONSIDERATION of the promises, representations, warranties and covenants containedherein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE AND CLOSING

1.1 Sale.

(a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares to the Purchaser, and the Purchaser agrees to Purchase the Shares at the Closing where (the "Purchase Price") shall be $200,000 and 586,826 shares of the Companies Convertible Preferred C Stock for which the Purchaser shall issue irrevocable instructions to its transfer agent pursuant to section 3.1(g) of this agreement.

(b) As consideration for payment of the Purchase Price, Purchaser hereby agrees to pay Seller $200,000, payable in cash upon execution of this Agreement to Escrow Agent's attorney trust account at JP Morgan Chase Bank, NA – ABA Number 021000021 – SWIFT Number CHASUS33 - Account Number 746630250. Escrow Agent hereby agrees to act as escrow agent for the Parties in accordance with the terms of this agreement and without any fee for such services.

(c) Escrow Agent shall wire the entire Purchase Price to the account specified in Exhibit A hereto within one (1) business day and shall be wired directly into the account designated by the Seller on the day of the Closing. Seller has delivered all documentation required to transfer the Shares to Frank J. Hariton, Esq. who, upon receipt of the Purchase Price by Seller, will forward the same as directed by Purchaser.

1.2 **Conditions to Closing.** It is agreed that all of the funds consisting of the Purchase Price shall be wired to Seller's account (a) upon all parties signing of the Agreement; and (b) the Sellers Shares have been kept in book entry form; and (c) the Shares will be issued to Purchaser in book entry form; and (d) the Seller will pay the balance due with the transfer agent.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1 The Seller represents, warrants and covenants to the Purchaser and the Company, as of the date of this Agreement and the Closing (in the event such dates are different), as follows:

(a) Immediately prior to and at the Closing date which is on or before November 8th 2021, the Seller has the legal right and authority to sell the Shares to the Purchaser and on the Closing Date and Seller shall transfer the Shares to the Purchaser free and clear of all liens, restrictions, covenants or adverse claims of any kind or character except as disclosed herein, and except that the Shares constitute "restricted securities" as defined in the Securities Act of 1933, as amended (the "Securities Act").

(b) Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby and has been validly executed by the Seller or someone authorized to sign on their behalf.

(c) Seller is and has been, during the past ninety (90) days, a ten percent (10%) or greater shareholder or an "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act").

(d) Except as disclosed herein, to the best of the knowledge, information and belief of the Seller there are no circumstances that may result in any material adverse effect to the Companyor the value of the Shares that are now in existence or may hereafter arise.

(e) Except as disclosed herein, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respectto any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company.

(f) The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement until the end of the closing date.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 The Purchaser represents and warrants to the Seller that the Purchaser:

(a) **Authorization; Enforceability.** Purchaser has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Purchaser 's obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreementhas been duly authorized by all requisite action by the Purchaser, and the Agreement, when executed and delivered by the Purchaser, constitutes a valid and binding obligation of the Purchaser,enforceable against the Purchaser in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws

relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) **Investment Intent.** Is acquiring the Shares as principal for the Purchaser's own account for investment purposes only, and not with a view to, or for [illegible] distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares.

(c) **Experience and Knowledge.** Purchaser has sufficient knowledge and experience in financial and business matters; has made his/her own inquiry and investigation into, and based thereon, has formed an independent judgment concerning the operations of the Company [illegible] and prospects; has received sufficient and satisfactory answers to any questions [illegible] and risks of the transactions contemplated by this Agreement; has adequate means of providing for the Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of her investment in the Shares for an indefinite period of time, and is aware that an investment in the Shares involves a number of

(d) **Restricted Securities.** The Purchaser understands that the Shares have not been registered under the Securities Act and is purchasing the Shares in reliance upon the applicable exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares constitute "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(e) **Shell Status.** The Purchaser expressly acknowledges that it is aware that the Company is a "shell company" (as such term is defined in Rule 12b-2 under the Exchange Act) and that the resale of the Shares purchased herein are subject to the additional requirements under Rule 144(i)(2), namely that: (a) the Company would need to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the Company would need to have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (c) a full twelve months would need to have passed after the Company filed current "Form 10 information" with the Commission reflecting its status as an entity that is no longer a shell company.

(f) **Arms' Length.** Buyer hereby acknowledges and agrees that the purchase of the Shares is taking place in a private transaction between Seller and the Buyer in an arms' length commercial transaction at a price negotiated and agreed to by Seller. The Buyer is solely responsible for making her own judgments in connection with this Agreement and the Seller has not rendered advisory services of any nature or respect, nor owes any agency, fiduciary or other duty to the Buyer in connection with the transactions contemplated hereby or the process leading thereto.

(g) **Irrevocable Transfer Agent Instructions.** The Purchaser shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Annex A attached hereto (the "Irrevocable Transfer Agent Instructions"). The Purchaser represents that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Purchaser acknowledges that a breach by it of its obligations under this Section 3.1(g) will cause irreparable harm to the Seller. Accordingly, the Purchaser acknowledges that the remedy at law for a breach of its obligations under this Section 3.1(g) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.1(g), that a Seller shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(h) **Liabilities.** Purchaser has been advised that the Company has an open [illegible] and one variable rate convertible promissory note outstanding. Purchaser has consulted with [illegible] advisors and is accepting the Company as [illegible]

4. **MISCELLANEOUS**

4.1 The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2 Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States Dollars.

4.3 There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

4.4 This Agreement will be governed by and construed in accordance with the laws of the State of New York. The parties hereby attorney to the jurisdiction of the courts located in New York with respect to any legal proceedings arising from this Agreement.

4.5 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.6 Delivery of an executed copy of this Agreement by electronic, facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the date set forth in the first paragraph hereof.

PURCHASER

By: David Štýbr
Title: CEO of Lavento Group LLC

SELLER

By: Milan I. Hoffman
Title: Director of Nugene International Inc.

ESCROW AGENT

Frank J. Hariton